UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Cue Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38327	47-3324577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 949-2680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2024, Michael J. Fox was appointed to the board of directors (the “Board”) and the Compensation Committee of the Board of Cue Biopharma, Inc. (the “Company”), following the recommendation of the Corporate Governance and Nominating Committee of the Board.

There are no arrangements or understandings between Mr. Fox and any other persons pursuant to which Mr. Fox was selected as a member of the Board, and there are no transactions between Mr. Fox and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Fox will receive compensation for his service as a member of the Board in accordance with the Company’s Director Compensation Policy (the “Director Compensation Policy”), a copy of which is filed as Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024 (the “Annual Report”). In accordance with the terms of the Director Compensation Policy, upon his appointment, Mr. Fox was granted an option to purchase 48,800 shares of the Company’s common stock. The option will vest over three years with one-third vesting on the one-year anniversary of the grant date and the balance vesting in eight equal quarterly installments.

In connection with his election, Mr. Fox entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.11 to the Annual Report. Pursuant to the terms of the indemnification agreement, the Company may be required to, among other things, indemnify Mr. Fox for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2024. The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s Proxy Statement for the Annual Meeting as filed with the SEC on April 26, 2024, are as follows (where applicable, voting results reflect fractional shares rounded down to the nearest whole share):

1. The Company’s stockholders elected the following nominees to the Company’s Board to serve until the next annual meeting of stockholders and until their resignation or removal or their successors are duly elected and qualified, with votes cast as follows:

	For	Withheld	Broker Non-Votes
Daniel R. Passeri	13,099,740	765,119	20,311,373
Frank Morich	7,990,004	5,605,204	20,581,024
Frederick Driscoll	12,486,167	1,378,692	20,311,373
Pamela Garzone	13,169,810	695,049	20,311,373
Peter A. Kiener	9,038,525	4,822,811	20,314,896
Patrick Verheyen	13,138,525	726,334	20,311,373

2. The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, with votes cast as follows:

For	Against	Abstain
32,418,349	1,635,231	122,652

3. The Company’s stockholders approved a non-binding advisory proposal on the compensation of the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
11,745,009	1,924,707	195,143	20,311,373

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: June 7, 2024	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer